EXHIBIT 10.10

                            INDEMNIFICATION AGREEMENT

         INDEMNIFICATION AGREEMENT dated January 23, 1997, by and among White Consolidated Industries, Inc., a Delaware corporation ("WCI"), Kmart Corporation, a Michigan corporation ("Kmart"), and Windmere-Durable Holdings, Inc., a Florida corporation ("Windmere").

                                   BACKGROUND

         Pursuant to (i) License Agreements dated as of February 1, 1996 and May 21, 1996 by and between WCI and Salton Maxim Housewares, Inc., a Delaware corporation which is 50% owned by Windmere ("Salton") and (ii) a License Agreement entered into on May 1, 1996 by and between WCI and New M-Tech Corporation, a Florida corporation which is 50% owned by Windmere ("NewTech"), WCI granted to each of Salton and NewTech the exclusive right and license to use the trademark "White-Westinghouse" and associated designs and trade dress (together, the "Trademark") in connection with the manufacture, distribution and sale of the products in the territory specified in the respective License Agreements (collectively, the "Products").

         Pursuant to the License Agreements, WCI agreed to indemnify and hold harmless each of Salton and NewTech and their respective officers, directors, employees and agents, from and against the cost and expenses (including, without limitation, reasonable attorneys fees and costs) of any and all claims, suits, losses, damages, costs, demands, obligations, investigations, causes of action, and judgments based on or arising out of any assertion or allegation by any persons, entities or government agencies that the Trademark infringes any trademark, trade name or any other personal or property right of a third party.

         WCI and Westinghouse Electric Corporation ("Westinghouse") are currently involved in litigation (the "Trademark Dispute") with respect to the Trademark rights purchased by WCI from Westinghouse under that certain Purchase and Sale Agreement and a Trademark Agreement entered into between WCI and Westinghouse on December 31, 1974 and March 1, 1975, respectively. In connection with the Trademark Dispute, on November 14, 1996, WCI filed a Complaint against Westinghouse and Catalina Lighting, Inc. ("Catalina") in the United States District Court, Northern District of Ohio, and on December 18, 1996, Westinghouse and Catalina filed a Complaint in the United States District Court, Western District of Pennsylvania, against WCI, AB Electrolux, Steel City Vacuum Co., Inc., Salton, NewTech and Windmere.

         Each of Salton and NewTech expect to enter into a Purchase, Distribution and Marketing Agreement with Kmart which will be guaranteed by Windmere (collectively, and including the Windmere Guarantees, the "Kmart Agreements"), pursuant to which Salton and NewTech will each grant Kmart the exclusive right throughout the United States to purchase, market and distribute Products bearing the Trademark. The Kmart Agreements also contain representations, warranties, indemnification, insurance, termination and other provisions relating to the subject matter of this Agreement, all of which remain in full force and effect, unmodified by and in addition to this Agreement.

         If the Kmart Agreements are executed, and the parties perform in accordance therewith, WCI will derive substantial revenues under the License Agreements. However, as a result of the Trademark Dispute, in order to induce Kmart, Salton, NewTech and Windmere to enter into the Kmart Agreements, WCI has agreed to indemnify and hold harmless Kmart and Windmere as provided in this Indemnification Agreement and to reaffirm its indemnification obligations to Salton and NewTech under the License Agreements.

         Accordingly, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1.       INDEMNIFICATION

                  (a) In addition to and not in any way in limitation of any indemnifications provided to Kmart by Salton, NewTech and/or Windmere under the Kmart Agreements, to the fullest extent permitted by law, WCI will reimburse, indemnify, defend and hold harmless Kmart and Windmere and

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each of their respective officers, directors, employees and agents
(collectively, the "Indemnified Parties"), from and against any and all cost and expenses (including, without limitation, reasonable attorneys' fees and costs) of and from any and all claims (including but not limited to claims of Third Party Manufacturers as that term is defined in the Kmart Agreements), suits, losses, damages, costs, demands, obligations, penalties, investigations, causes of action and judgments arising directly or indirectly out of any assertion or allegation by any persons, entities, or government agencies that the use of the Trademark in connection with the manufacture, sale, importation, or distribution of Products, whether pursuant to the Kmart Agreements or otherwise, infringes or violates any trademark, trade name or any other personal, proprietary or property right of a third party or constitutes a misuse of any trade secret including, without limitation, any actual or alleged rights of Westinghouse or Catalina. This indemnity agreement will be in addition to any liability that WCI might otherwise have to the Indemnified Parties, Salton or New Tech. WCI also expressly reaffirms to Salton and NewTech and their respective officers, directors, employees and agents the agreement of WCI to indemnify the Indemnified Parties as set forth herein, as if such agreement had been set forth in full in the License Agreements.

                  (b) If any claim, action, suit or other proceeding shall be instituted or threatened against any of the Indemnified Parties with respect to any matter as to which WCI shall have any indemnity obligation under subparagraph (a) of this paragraph 1, the Indemnified Parties shall promptly notify WCI of the institution or threat of such action, suit or proceeding (if WCI is not aware of such action, suit or proceeding) and, WCI shall conduct the defense of any such action, suit or proceeding by counsel reasonably satisfactory to the Indemnified Parties and WCI shall timely commence and diligently continue such defense at the sole expense of WCI; provided, however, that if defendants in any such action include both Indemnified Party and Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be one or more significant claims or defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, or if in any action any Indemnified Party shall reasonably conclude that there may be one or more significant claims or defenses available to it which are different from or in addition to those available to another Indemnified Party, the Indemnifying Party shall not have the right to direct the defense of such action on behalf of such Indemnified Party or parties and such Indemnified Party or parties shall have the right, after written notice to WCI specifying such claim or defense, to select separate counsel to defend such action on behalf of such Indemnified Party or parties at the expense of WCI, to the extent reasonable (which agrees to pay such expense on a monthly basis). The Indemnified Parties shall also have the mutual right absent any potential conflict, but not the obligation, to select their own separate counsel and take all other action as shall be deemed necessary and appropriate; provided, however, that the costs and expenses of such separate counsel absent the conflict described above shall be borne by the Indemnified Parties, and further provided that WCI shall not settle or compromise any such action, suit or proceeding without the prior written consent of the Indemnified Parties which shall not be unreasonably withheld. Should any adverse judgment become final and nonappealable, WCI shall promptly pay the same. In the event WCI fails to defend diligently any such action, suit or proceeding, the Indemnified Parties shall have the sole right to defend themselves at the expense of WCI, to the extent reasonable, and the obligations otherwise imposed on WCI by this paragraph (b) shall continue in full force and effect and WCI will reimburse the Indemnified Parties at the end of each month the full amount of costs and expenses required to be paid by WCI to the Indemnified Parties hereunder.

         (c) In addition to and without limitation of all rights and remedies at law and equity as well as all of the foregoing indemnification obligations of WCI to the Indemnified Parties hereunder, in the event that Kmart is enjoined or otherwise prohibited for a period of more than twenty days from purchasing, distributing, importing and/or selling any or all of the Products under any of the Kmart Agreements, WCI shall purchase such Products freight collect from Kmart within three business days of Kmart's written request to do so at a price equal to the total cost of such Products, which costs shall include, but are not limited to, the ex-factory price, freight, commission, duties, insurance, brokers fee and inland freight, plus a handling charge of ten percent (10%). In addition and without limiting any other right, in the event that Kmart is enjoined or otherwise prohibited from ordering, purchasing, distributing, importing and/or selling any or all of the Products under any or all of the Kmart Agreements, and regardless of whether such prohibition continues for the full twenty (20) days, WCI shall compensate Kmart for all costs, damage, loss, expense or penalty or any claim or action therefor, arising directly or indirectly from such prohibition, including but not limited to Kmart's lost profits for each day of such prohibition (not to exceed twenty (20) days provided WCI has fulfilled its purchase obligation stated

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above), based upon Kmart's records for the immediately preceding twenty five
(25) days for the affected Products.

         2. AGREEMENT NOT CONCESSION OR ADMISSION. This Indemnification Agreement is not and shall not be construed as evidence of or an admission by any party hereto that any claim or fact alleged by any person or entity making a claim which is subject to any indemnification right under this Agreement is true and correct. Neither this Indemnification Agreement nor any of its terms are intended to create any rights in any persons who are not parties to this Agreement, other than Salton, NewTech, Third Party Manufacturers and their respective officers, directors, employees and agents.

         3. MODIFICATION. This Indemnification Agreement may be modified only by a writing duly signed by all parties hereto.

         4. ENTIRE AGREEMENT. Except as specifically stated to the contrary in this Agreement, this Indemnification Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all previous agreements (other than the Kmart Agreements), promises, representations, warranties, understandings and negotiations, whether written or oral, among the parties hereto respecting the matter of indemnification covered by paragraph 1 hereof. It is further understood and agreed that no agreements, promises, representations, warranties and understandings have been made or reached by or among any of the parties hereto respecting the subject matter hereof other than those which are expressly contained herein. Except as expressly modified hereby, the License Agreements shall remain in full force and effect.

         5. PARTIES BOUND. This Indemnification Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; except that no party hereby may assign or transfer its rights or obligations hereunder without the prior written consent of the other parties hereto.

         6. SEVERABILITY. It is intended that each provision of this Indemnification Agreement shall be viewed as severable, and if any provision shall be held to be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

         7. HEADINGS. The headings of sections and paragraphs are for convenience only, and shall not affect the interpretation thereof.

         8. COUNTERPARTS. This Indemnification Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9. CHOICE OF LAW. The validity of this Indemnification Agreement, the construction and enforcement of its terms and the interpretation of the rights and duties of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to any conflict of law rule or principle that would give effect to the laws of another jurisdiction.

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         10.      NOTICES

               If to WCI:          White Consolidated Industries, Inc.
                                   11770 Berea Road
                                   Cleveland, Ohio 44111
                                   Attn:  Legal Department

               If to Kmart:        Kmart Corporation
                                   3100 Big Beaver Road
                                   Troy Michigan 48084
                                   Attn:  General Counsel, Legal Department

               If to Windmere:     Windmere-Durable Holdings, Inc.
                                   5980 Miami Lakes Drive
                                   Miami Lakes, Florida 33014
                                   Attn:  David M. Friedson, Chairman

         11. ATTORNEYS' FEES. In the event any of the parties hereto shall institute any action or proceeding against any other party or parties hereto relating to this Indemnification Agreement, the unsuccessful party in such action or proceeding shall reimburse the successful party or parties for his reasonable expenses incurred in connection therewith, including his reasonable attorneys' fees.

         12. THIRD PARTY BENEFICIARIES. Salton, NewTech and the Third Party Manufacturers are intended third party beneficiaries of this Indemnification Agreement, and shall be entitled to enforce all of the rights and benefits referred to in this Agreement as if they were parties hereto on the same basis as any party to this Agreement. The foregoing shall not abrogate or modify Kmart's rights hereunder; and any rights of Salton, NewTech and the Third Party Manufacturers are in addition to any rights of Kmart hereunder.

         13. CONFIDENTIALITY. WCI agrees to keep the terms of this Agreement and any information it knows or learns about any of the Kmart Agreements strictly confidential, except to the extent obligated by law.

                                      * * *

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       WHITE CONSOLIDATED INDUSTRIES, INC.

                                       By: /S/ [ILLEGIBLE]
                                           -------------------------------------
                                       Name:
                                       Title:

                                       KMART CORPORATION

                                       By: /S/ [ILLEGIBLE]
                                           -------------------------------------
                                       Name:
                                       Title:

                                       WINDMERE-DURABLE HOLDINGS, INC.

                                       By: /S/ DAVID M. FRIEDSON
                                           -------------------------------------
                                       Name:  Chairman & CEO
                                       Title: